SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-2

PSS WORLD MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

July 15, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of PSS World Medical, Inc., which will be held at 10:00 a.m., local time, on Thursday, August 19, 2004, at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256.

The principal business of the meeting will be to: (i) elect three directors to Class II of the Company’s Board of Directors, to serve for three-year terms expiring in 2007, (ii) approve the Company’s 2004 Non-Employee Directors Compensation Plan, and (iii) transact such other business as may properly come before the meeting or any adjournment thereof.

Whether or not you expect to be present at the meeting, please sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope so that your shares may be represented at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

Sincerely yours,

David A. Smith President and Chief Executive Officer

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 19, 2004

The 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of PSS World Medical, Inc., a Florida corporation (the “Company”), will be held at 10:00 a.m., local time, on Thursday, August 19, 2004, at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect three directors to Class II of the Company’s Board of Directors, to serve for three-year terms expiring in 2007;

2.	To approve the Company’s 2004 Non-Employee Directors Compensation Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 14, 2004 as the record date for the purpose of determining the shareholders that are entitled to notice of and to vote at the Annual Meeting and any and all adjournments and postponements thereof.

By Order of the Board of Directors

David A. Smith President and Chief Executive Officer

Jacksonville, Florida

July 15, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, BECAUSE YOUR PROXY IS REVOCABLE AT YOUR OPTION. PLEASE REFER TO THE VOTING INSTRUCTIONS INCLUDED ON YOUR PROXY CARD OR THE VOTING INSTRUCTIONS FORWARDED BY YOUR BANK, BROKER, OR OTHER HOLDER OF RECORD.

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

PROXY STATEMENT

Date, Time, and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of PSS World Medical, Inc., a Florida corporation (the “Company”), for use at its 2004 Annual Meeting of Shareholders to be held on Thursday, August 19, 2004, at 10:00 a.m., local time, or at any postponements or adjournments thereof (the “Annual Meeting”). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256.

The Company’s mailing address and the location of its principal executive offices is 4345 Southpoint Boulevard, Jacksonville, Florida 32216. The date of the mailing of this proxy statement and accompanying proxy card is on or about July 16, 2004.

Voting and Revocation of Proxies

All shareholders may vote by written proxy card or in person at the Annual Meeting. If the accompanying proxy card is properly signed and timely returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy card will vote: (i) FOR approval of the Board’s nominees, (ii) FOR approval of the Company’s 2004 Non-Employee Directors Compensation Plan, and (iii) if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters.

Each such proxy granted may be revoked by the shareholder at any time before it is exercised by filing with the Corporate Secretary a revoking instrument or a duly executed proxy card bearing a later date or by voting in person at the Annual Meeting. Voting in advance of the Annual Meeting will not limit your right to vote at the Annual Meeting if you decide to attend in person. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests, but attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy. Furthermore, if you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other shareholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the Annual Meeting. Instead, to be able to vote in person at the Annual Meeting you must obtain from the shareholder of record a proxy in your name and present it at the meeting.

Record Date and Outstanding Common Stock

Shareholders of record at the close of business on June 14, 2004, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of the record date, 64,738,151 shares of Common Stock of the Company, $0.01 par value per share (the “Common Stock”), were issued and outstanding and held by approximately 1,737 shareholders of record and approximately 10,895 beneficial holders.

Quorum, Abstentions, and Broker Non-Votes

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall (i) determine the number of shares of Common Stock represented at the meeting,

(ii) determine the existence of a quorum and the validity and effect of proxies, (iii) receive, count, and tabulate ballots and votes, and (iv) determine the results thereof. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding at the close of business on June 14, 2004, will constitute a quorum.

Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. A “broker non-vote” (that is, proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which brokers or nominees do not have discretionary power to vote) will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, a broker non-vote will be deemed “not entitled to vote” on the proposal for which the non-vote is indicated and will, therefore, have no legal effect on the voting for the election of directors. Broker non-votes are not considered to be “votes cast” so they will be disregarded when calculating the votes cast for and against the 2004 Non-Employee Directors Compensation Plan and, therefore, will have no legal effect with respect to the vote on the 2004 Non-Employee Directors Compensation Plan. Under rules recently adopted by the New York Stock Exchange, brokers holding shares of the Company’s Common Stock for the accounts of their customers are entitled to vote on the 2004 Non-employee Directors Compensation Plan only pursuant to instructions from the beneficial owners of such shares.

Voting of Shares and Votes Required

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

Assuming a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting and approval of the Company’s 2004 Non-employee Directors Compensation Plan will require that the number of votes cast at the Annual Meeting in favor of the plan exceed the number of votes cast against the plan.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors currently consists of seven directors who are elected in three classes: two Class I members, three Class II members, and two Class III members. Members of each class hold office for three-year terms; the terms of the classes are staggered so that the term of one class terminates each year. Each member of the Board of Directors holds office for the term for which he or she was elected and until his or her successor shall have been duly elected and qualified, or until the earlier of his or her resignation, removal from office, or death.

Class I Directors.    The terms of the Class I directors, T. O’Neal Douglas and Clark A. Johnson, expire at the 2006 Annual Meeting of Shareholders or when their successors have been duly elected and qualified.

Class II Directors.    The terms of the Class II directors, Melvin L. Hecktman, Delores P. Kesler, and David A. Smith, expire at the Annual Meeting or when their successors have been duly elected and qualified. Mr. Hecktman, Ms. Kesler, and Mr. Smith have been nominated for reelection at the Annual Meeting by the Board of Directors to serve as Class II directors and have informed the Company that they will serve, if elected.

Class III Directors.    The terms of the Class III directors, Charles R. Scott and Charles E. Adair, expire at the 2005 Annual Meeting of Shareholders or when their successors have been duly elected and qualified.

Nominees for Election as Directors for Terms Expiring at the 2007 Annual Meeting

At the Annual Meeting, the term of the Class II Directors, Mr. Hecktman, Ms. Kesler and Mr. Smith, will expire. In accordance with the unanimous recommendation of the Corporate Governance Committee, the Board of Directors has nominated Mr. Hecktman, Ms. Kesler and Mr. Smith to stand for reelection as Class II Directors at the Annual Meeting. As of the date of this Proxy Statement, each of the nominees has consented to serve if elected and, the Board of Directors is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The accompanying proxy card, unless otherwise specified, will be voted “FOR” the election of Mr. Hecktman, Ms. Kesler, and Mr. Smith as directors. If Mr. Hecktman, Ms. Kesler, or Mr. Smith should become unavailable, which is not currently anticipated, the proxy will be voted for the election of such other person as the Board of Directors may select to replace such nominee, unless the Board of Directors instead reduces the number of directors comprising the Board of Directors.

Melvin L. Hecktman has served on the Board of Directors of the Company since March 1998. From May 1993 through March 1998, Mr. Hecktman served on the Board of Directors of Gulf South Medical Supply, Inc., which was acquired by the Company in March 1998. Since 1993, Mr. Hecktman has served as President of Hecktman Management, an investment management and consulting firm, and as a partner of Commonwealth Capital Partners, a merchant-banking group. Mr. Hecktman was associated with United Stationers, Inc., a wholesaler of general business products, as an employee or director for 33 years and served as Vice Chairman of the Board of Directors from 1989 through August 1993.

Delores P. Kesler has served on the Board of Directors of the Company since July 1993. Since 1997, Ms. Kesler has been Chairman and Chief Executive Officer of Adium LLC, a capital investment company. Ms. Kesler is also a founder of Accustaff, Incorporated (now MPS Group, Inc.), a consulting and staffing company, and served as its Chairman and Chief Executive Officer from 1978 until 1997. Ms. Kesler currently serves on the board of directors of The St. Joe Company, a real estate operating company, Horatio Alger Association of Distinguished Americans, Inc., University of North Florida Foundation, and the Northeast Florida Hospice Foundation.

David A. Smith was appointed Chief Executive Officer in January 2002 and has served on the Board of Directors of the Company since July 1993. Mr. Smith became President of the Company in October 2000 and served as the Chief Financial Officer from April 1992 until January 2002. Additionally, Mr. Smith also served as an Executive Vice President of the Company from April 1996 to October 2000 and as a Vice President of the Company from April 1992 to April 1996. Prior to serving as Vice President and Chief Financial Officer, Mr. Smith served the Company as a Regional Manager, General Manager, Sales Manager and Operations Manager from July 1987 to June 1993. Prior to joining the Company, Mr. Smith worked in public accounting from 1983 to 1987. Mr. Smith serves as a member of the executive Board of the Health Industry Distributors Association, a non-profit organization that addresses the needs of the health care industry. Mr. Smith was a certified public accountant and holds a Bachelor of Science degree in accounting from the University of North Florida.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE ELECTION OF MELVIN L. HECKTMAN, DELORES P. KESLER, AND DAVID A. SMITH AS DIRECTORS TO SERVE UNTIL THE 2007 ANNUAL MEETING OF SHAREHOLDERS.

Class III Directors Whose Terms Expire at the 2005 Annual Meeting

Charles E. Adair has served on the Board of Directors of the Company since August 2002. Mr. Adair has been a partner of Cordova Ventures, a venture capital and fund management company, since 1993, where he serves as manager of venture capital funds. From 1973 to 1992, Mr. Adair was associated with Durr-Fillauer Medical, Inc., a pharmaceutical and medical products distribution company, where he served in various capacities, including President and Chief Operating Officer from 1981 until 1992. Mr. Adair also serves on the Board of Directors of Performance Food Group Company, a food distributor; Tech Data Corporation, a distributor of computers, peripherals, and software; and Torchmark Corporation, a financial services holding company specializing in life and supplemental health insurance; as well as other privately held companies associated with Cordova Ventures’ capital fund investments. Mr. Adair is a certified public accountant and holds a Bachelor of Science degree in accounting from the University of Alabama.

Charles R. Scott has served on the Board of Directors of the Company since March 1998. Currently, Mr. Scott is the Chairman and Chief Executive Officer of Leadership Centers, USA (d/b/a TEC Florida), which provides continuing education for executives of Florida-based companies. From February 1991 to December 1996, Mr. Scott was President and Chief Executive Officer of The Actava Group, Inc. (formerly Fuqua Industries, Inc.), an operating holding company. Mr. Scott also served as Chairman and Chief Executive Officer of Intermark, Inc., an operating holding company, from 1970 to 1991.

Class I Directors Whose Terms Expire at the 2006 Annual Meeting

T. O’Neal Douglas has served on the Board of Directors since October 2000 and previously served on the Board of Directors from July 1993 to September 1999. Mr. Douglas served as Chairman of the Board of Directors of American Heritage Life Insurance Co. (“AHL Insurance”), and its holding company American Heritage Life Investment Corporation (“AHL Investment”), from 1994 to 2000. He also served as Chief Executive Officer of AHL Insurance and AHL Investment from 1990 to 2000, President of AHL Investment from 1990 to 1996, and President of AHL Insurance from 1986 to 1994. In addition, Mr. Douglas served as a director of Barnett Bank of Jacksonville, N.A from 1986 to 1997, and as a director of NationsBank, N.A. until 1998.

Clark A. Johnson has served on the Board of Directors of the Company since September 1999 and has served as Chairman of the Board since October 2000. Mr. Johnson served as Chairman of the Board of Directors and Chief Executive Officer of Pier 1 Imports, Inc. (“Pier 1”), a specialty retailer of imported decorative home furnishings, gifts, and related items, from August 1988 to June 1998. Prior to these positions, Mr. Johnson served as President of Pier 1 from May 1985 to August 1988. In addition, Mr. Johnson previously served as a director of

Alberton’s, Inc. Currently, Mr. Johnson serves as a director of the Gavel Group, which is a privately held organization of Retired Federal Judges who counsel corporations on corporate governance. Mr. Johnson currently also serves as a director of OptiCare Health Systems, Inc., a provider of managed vision and professional eye care products and services; Metromedia International Group Inc., a communications and media holding company; REFAC, Inc., an intellectual property management company; Neurologix Inc., a biotechnology company; and World Factory, Inc., an international sourcing and product development company specializing in outdoor living and hardware products.

Director Independence

The Board of Directors has approved a set of director independence criteria for evaluating the independence of the Company’s directors. The director independence criteria are consistent with those adopted as part of the Nasdaq Stock Market, Inc. (“Nasdaq”) corporate governance listing standards (the “Nasdaq Listing Standards”) for independent directors and, in the case of audit committee members, the Securities and Exchange Commission’s (“SEC”) standards for independent audit committee members. The Board has affirmatively determined that each director, other than Mr. Smith (the Company’s President and Chief Executive Officer), is independent under those criteria. Therefore, six of the seven directors of the Company (or 85.7 percent) are independent. An independent, non-executive director serves as the chairman of each committee of the Board of Directors.

To promote open discussion among independent directors, the independent members of the Board of Directors, as defined by the Nasdaq Listing Standards, will meet in an executive session at least twice a year in conjunction with regularly scheduled meetings of the Board of Directors. Interested parties, including shareholders, may communicate with directors through the process described in this Proxy Statement under the heading “Shareholder Communications With the Board of Directors.”

Board of Directors Meetings

During fiscal year 2004, the Board of Directors held eleven meetings. During fiscal year 2004, each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings of all committees of the Board of Directors on which he or she served.

The Board of Directors encourages all members of the Board of Directors to attend each Annual Meeting of Shareholders of the Company, particularly those directors who are up for election at any such meeting. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. All directors attended the 2003 Annual Meeting of Shareholders.

Board Committees

Standing committees of the Board include an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Strategic Planning Committee. The Audit, Compensation, and Corporate Governance Committees include only independent directors.

The Board’s committees perform the following functions.

Executive Committee.    This Committee is authorized to act with the full authority and in place of the Board of Directors at such times as members of the Executive Committee deem necessary and appropriate. The members of the Executive Committee are Messrs. Johnson and Smith and Ms. Kesler, with Mr. Johnson acting as Chairman. The Executive Committee held one meeting during fiscal year 2004.

Audit Committee.    This Committee reports to the Board of Directors regarding the appointment of our independent registered public accounting firm, the scope and results of annual audits and quarterly reviews, compliance with accounting and financial policies, and management’s procedures and policies relative to the adequacy of internal control over financial reporting. The Audit Committee also prepares the Audit Committee’s report, which is included in this Proxy Statement. (See “Report of the Audit Committee.”) The Audit Committee operates under a written Audit Committee Charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The members of the Audit Committee are Messrs. Adair, Douglas, and Scott, with Mr. Adair serving as Chairman. The Board of Directors has determined that Mr. Adair is an audit committee financial expert under the rules of the SEC and that each member of the Audit Committee is financially literate within the meaning of the Nasdaq listing standards. The Board of Directors also has determined that all members of the Audit Committee are independent under SEC rules and the Nasdaq Listing Standards. During fiscal year 2004, the Audit Committee held thirteen meetings.

Compensation Committee.    This Committee reviews salary and bonus compensation for certain executive officers under their purview and makes appropriate recommendations to the Board of Directors with respect thereto. In addition, it makes recommendations to the Board of Directors concerning certain employee benefit plan matters, including the granting of stock options and restricted stock. The members of the Compensation Committee are Messrs. Douglas and Johnson and Ms. Kesler, with Mr. Douglas serving as Chairman. The Board of Directors has determined that all members of the Compensation Committee are independent as defined in the Nasdaq Listing Standards. During fiscal year 2004, the Compensation Committee held six meetings.

Corporate Governance Committee.    This Committee was established by the Board of Directors on March 26, 2003. The Corporate Governance Committee is responsible for developing and recommending to the Board a set of corporate governance principles applicable to the Company, identifying and recommending to the Board nominees for election to the Board, recommending Board committee structures and functions, assisting with self-evaluations conducted by the Board of Directors and its committees, and conducting annual performance evaluations of the Corporate Governance Committee itself. The Corporate Governance Committee operates under a written charter that is available on the Company’s website at www.pssworldmedical.com. The members of the Corporate Governance Committee are Messrs. Johnson, Douglas and Hecktman, with Mr. Hecktman serving as Chairman. The Board of Directors has determined that all members of the Corporate Governance Committee are independent as defined in the Nasdaq Listing Standards. During fiscal year 2004, the Corporate Governance Committee held three meetings.

The Corporate Governance Committee evaluates candidates for the Board of Directors by reviewing their biographical information and qualifications. If the Corporate Governance Committee determines that a candidate is qualified to serve on the Board of Directors, such candidate is interviewed by at least one member of the Corporate Governance Committee and the Chief Executive Officer. Members of the Board of Directors also have an opportunity to interview qualified candidates. The Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the Company nominate the candidate for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the Corporate Governance Committee is considering as a potential nominee for reelection, the Committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company, in addition to such person’s biographical information and qualifications.

The Corporate Governance Committee recommends nominees for election to the Board of Directors based on a number of qualifications, including, but not limited to, independence, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to matters of the Board of Directors and a commitment to represent the long-term interests of the Company’s shareholders. The Corporate Governance Committee identifies potential candidates for the Board of Directors through a variety of business contacts, including current executive officers and directors, community leaders, and shareholders as a source for potential candidates for the Board of Directors. The Corporate Governance Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for the Board of Directors.

The Corporate Governance Committee seeks to ensure that the composition of the Board of Directors at all times adheres to the independence requirements of the Nasdaq Listing Standards and reflects a variety of complementary experiences and backgrounds, particularly in the areas of management and leadership, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. For information on how shareholders can make recommendations to the Board of Directors, please see “Shareholder Recommendations to the Corporate Governance Committee” below.

Strategic Planning Committee.    The Strategic Planning Committee is responsible for developing, reviewing, and monitoring the progress of the strategic direction and goals of the Company. The members of the Strategic Planning Committee are Ms. Kesler and Messrs. Hecktman and Smith, with Ms. Kesler serving as Chairman. This committee did not hold any meetings but had various discussions with the Board of Directors during fiscal year 2004.

Shareholder Recommendations to the Corporate Governance Committee

The Corporate Governance Committee will consider written recommendations from shareholders for nominees to the Board of Directors. A shareholder who wishes to recommend a person to the Committee for nomination should submit a written notice by mail to the Corporate Governance Committee at PSS World Medical, Inc., Attention: Mary Jennings, 4345 Southpoint Boulevard, Jacksonville, Florida 32216. The Corporate Governance Committee did not receive any shareholder recommendations for nominee in connection with this Annual Meeting.

Shareholder Communications with the Board of Directors

The Board of Directors accepts communications sent to the Board of Directors (or to specified individual directors) by shareholders of the Company. Shareholders may communicate with the Board of Directors (or with specified individual directors) by writing to the Company at PSS World Medical, Inc., Attention: Mr. Clark Johnson, Chairman of the Board of Directors, 4345 Southpoint Boulevard, Jacksonville, Florida 32216. All written communications received in such manner from shareholders of the Company shall be forwarded promptly to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication will be forwarded promptly to all members of the Board of Directors.

Director Compensation

During calendar year 2003, directors who were not employees of the Company received an annual retainer of $75,000, plus additional fees of $5,000 for serving as a committee chairperson. The Company’s Chairman of the Board of Directors, Clark A. Johnson, received a supplemental annual retainer of $100,000 for his duties as Chairman. Directors who are employees of the Company are not compensated for service on the Board of Directors or any of its committees.

Beginning with calendar year 2004, directors who are not employees of the Company will receive an annual retainer of $80,000. The Company’s Chairman of the Board of Directors, Clark A. Johnson, will also receive a supplemental annual retainer of $100,000 for his duties as Chairman.

Pursuant to the Company’s Amended and Restated Directors’ Stock Plan, non-employee directors receive an annual grant of options to purchase 3,000 shares of the Company’s Common Stock. The exercise price of options granted under this plan may not be less than the fair market value of the Common Stock on the date of grant and all options are fully vested at the date of grant. In addition, directors receive a grant of 3,000 shares of restricted stock on the date of each annual meeting at which they are elected to serve as directors. Restrictions on the restricted stock lapse upon the expiration of the director’s term in office. Directors can elect to receive stock options in lieu of their annual director fees and/or their election-year grants of restricted stock under the Amended and Restated Directors’ Stock Plan.

If the shareholders approve the 2004 Non-Employee Directors Compensation Plan at the Annual Meeting, this plan will replace the Amended and Restated Directors’ Stock Plan, and non-employee directors will be compensated pursuant to the terms of such plan from and following the date of the Annual Meeting. Please see “PROPOSAL TWO-APPROVAL OF THE 2004 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN” for a description of the material terms of the plan.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company. No executive officer or director of the Company serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

MANAGEMENT

Directors and Executive Officers

The directors, nominees for directors, and executive officers of the Company are as follows:

Name	Age	Position
David A. Smith(1), (5)	44	President, Chief Executive Officer, Secretary, and Director
John F. Sasen, Sr.	62	Executive Vice President and Chief Marketing Officer
Gary A. Corless	39	Executive Vice President and President, Physician Sales & Service Division
Gary J. Nutter	46	President, Gulf South Medical Supply, Inc.
David M. Bronson	51	Executive Vice President and Chief Financial Officer
Kevin P. English	35	Senior Vice President of Finance
Jeffrey H. Anthony	43	Senior Vice President of Corporate Development
Bradley J. Hilton	33	Senior Vice President of Operations
Mary M. Jennings	50	Vice President of Tax and Compliance
David D. Klarner	34	Vice President and Treasurer
David H. Ramsey	34	Vice President and Chief Information Officer
Robert C. Weiner	41	Vice President of Investor Relations
Charles E. Adair(2)	56	Director
T. O’Neal Douglas(2), (3), (4)	68	Director
Melvin L. Hecktman(4), (5)	64	Director
Clark A. Johnson(1), (3), (4)	73	Chairman of the Board of Directors
Delores P. Kesler(1), (3), (5)	63	Director
Charles R. Scott(2)	76	Director

(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Corporate Governance Committee.
(5)	Member of the Strategic Planning Committee.

For information pertaining to the experience and background of David A. Smith, Charles E. Adair, T. O’Neal Douglas, Melvin L. Hecktman, Clark A. Johnson, Delores P. Kesler and Charles R. Scott, see “PROPOSAL ONE-ELECTION OF DIRECTORS.”

John F. Sasen, Sr. has served as Executive Vice President and Chief Marketing Officer of the Company since April 1998. From July 1993 to April 1998, Mr. Sasen served as a Director of the Company, and from August 1995 to April 1998, as President and Chief Operating Officer of the Company. Mr. Sasen served as the Chief Operating Officer of the Company from December 1993 to March 1997, and served as Executive Vice President from August 1993 to August 1995. Prior to joining the Company in 1993, Mr. Sasen was Vice President of Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company (“Becton Dickinson”), a manufacturer of health care products. In that position, Mr. Sasen directed product development and marketing efforts, technical services, product services and customer service. Mr. Sasen was with Becton Dickinson for over 20 years. In addition, Mr. Sasen serves as a director and chairman of the compensation committee of Heska Corporation, a manufacturer of companion animal products serving the veterinarian in practice. Mr. Sasen is currently Chairman of the Health Industry Distributors Association Educational Foundation and a member of the executive board of Health Industry Distributors Associations, a non-profit organization that addresses the needs of the healthcare industry.

Gary A. Corless was promoted to President of the Physician Business, Physician Sales & Service, and to Executive Vice President of PSS World Medical, Inc. on May 23, 2002. From April 1999 to May 2002, Mr. Corless served as President of Gulf South Medical Supply, Inc. From April 1998 to April 1999, Mr. Corless

served as Senior Vice President, Eastern Region of Diagnostic Imaging, Inc, a former subsidiary of the Company. Prior to that position, he served the Physician Business as the Vice President, Southern Region from April 1997 to April 1998. From 1996 to 1997, Mr. Corless served the Physician Business as a regional Vice President of Sales and Operations, and from 1990 to 1996 he held various leadership positions with the Company.

Gary J. Nutter was promoted to President of Gulf South Medical Supply, Inc. on December 11, 2003. Prior to Mr. Nutter’s recent promotion, he served as the Vice President of Sales & Marketing at Gulf South Medical Supply, Inc. Mr. Nutter has served in the Elder Care Business since 1985 when he founded a regional medical supply distribution business in the New England region. After 11 years, Mr. Nutter sold his business to Gateway Healthcare who eventually was acquired by Gulf South Medical Supply, Inc. Over this time span, Mr. Nutter has held various sales leadership roles and was responsible for national accounts.

David M. Bronson was appointed Senior Vice President and Chief Financial Officer in January 2002, and Executive Vice President and Chief Financial Officer in April 2003. Mr. Bronson is a 30-year healthcare industry veteran, having spent more than ten years focused exclusively on healthcare distribution as a senior financial officer. From 1995 to 1999, he was Senior Vice President of Finance and Chief Financial Officer of VWR Scientific Products, a distributor of laboratory supplies and equipment. From 1999 to 2001 Mr. Bronson served as Senior Vice President and Chief Financial Officer of Digineer, Inc., a privately held service provider of technology-based clinical solutions. Earlier in his career, Mr. Bronson held senior financial roles with Baxter Healthcare, Inc. from 1975 to 1995, including Vice President, Finance and Business Development for Baxter Scientific Products from 1992 to 1995 and Vice President and Controller of Baxter Diagnostics Dade Division from 1988 to 1992.

Kevin P. English was promoted to Senior Vice President of Finance in April 2004. Prior to his recent promotion, he served as Vice President of Finance since October 1999. From November 1998 to October 1999, he served as the Chief Financial Officer for Diagnostic Imaging, Inc. (“DI”), a former subsidiary of the Company that was divested in November 2002, and he served as DI’s Controller from April 1997 to October 1998. Before joining DI, Mr. English served as Operations Leader for the Physician Business’ Atlanta distribution center from October 1996 to March 1997. Prior to joining the Company, Mr. English was employed by Deloitte & Touche LLP, as a Senior Audit Accountant from 1992 to 1996. He is a University of Florida graduate receiving a Bachelor of Science in Accounting in May 1992 and a certified public accountant.

Jeffrey H. Anthony has served as Senior Vice President of Corporate Development since April 2000. He is responsible for all human resource and employee development-related functions, including payroll, benefits, leadership development, business and resource planning, retirement services, and the Company’s Center for Career Development. Prior to this position, Mr. Anthony served the Company as Senior Vice President of Distribution from April 1999 to April 2000 and as the Senior Vice President of the Eastern and Mid-America Region from April 1998 to April 1999. Mr. Anthony also served as the Company’s Chief Information Officer from April 1996 to April 1998 and as Pacific Regional Manager from April 1995 to April 1996. Mr. Anthony is a graduate of University of South Alabama and holds a Bachelor of Science in Organizational Communication.

Bradley J. Hilton has served as Senior Vice President of Operations for PSS World Medical since April 2003. From June 2000 to April 2003, Mr. Hilton served as the Senior Vice President of Operations at the Physician Sales & Service division. From April 1998 to June 2000, he served as the Vice President of Operations at Gulf South Medical Supply, Inc. His role at Gulf South Medical Supply, Inc. and the Physician Sales & Service division was primarily focused on rebuilding the operations infrastructure to drive improved financial performance and overall service. Prior to these roles, Mr. Hilton served as an Operations Leader at three branches for the Physician Sales & Service division from 1995 to 1998 after joining the Company as a result of an acquisition. Mr. Hilton is a graduate of Texas A&M University and holds a Bachelor of Business Administration degree in Business Management.

Mary M. Jennings joined PSS World Medical, Inc. in 1997 and has served as Vice President of Compliance and Tax since October 2000. Ms. Jennings’ focus on Ethics saw the development of a Corporate Compliance Program, which included the creation of a Code of Ethics introduced company-wide in May 2001. Prior to October 2000, she served as Vice President of State and Local Tax, and as Sales Tax Reporting and Compliance Manager. Ms. Jennings’ background includes more than 15 years experience as a corporate tax and risk management professional. Before joining the Company, Ms. Jennings spent six years with Barnett Banks, Inc. as Sales Tax Manager. Ms. Jennings received a Bachelor’s degree from Clemson University.

David D. Klarner has served as Vice President and Treasurer for PSS World Medical since March 2002. From October 1999 to March 2002, he served as Vice President of Treasury and Financial Reporting of PSS World Medical, Inc. and also Director of Financial Reporting from January 1998 to October 1999. Prior to joining the Company, Mr. Klarner was employed by Arthur Andersen LLP, as a Senior Audit Accountant from 1993 to 1997. He is a University of Florida graduate, receiving a Masters of Accountancy and a Bachelor of Science in Accounting in May 1993, and is a certified public accountant.

David H. Ramsey was appointed Vice President and Chief Information Officer in May 1998. Mr. Ramsey has over 11 years of information technology experience in both the consulting and healthcare distribution industries. He has led the organization through a five-year, $50 million investment in technology and business process re-engineering. Mr. Ramsey has been with PSS World Medical, Inc. for eight years. Prior to his appointment as Chief Information Officer, Mr. Ramsey held various project management roles in the financial systems areas of PSS World Medical, Inc. Mr. Ramsey holds a Bachelor of Science from Montana State University.

Robert C. Weiner has served as Vice President, Investor Relations for PSS World Medical since November 2001. Prior to joining PSS World Medical, Inc., Mr. Weiner most recently was Executive Vice President, Investor Relations for Capital Communications Group, Inc., a corporate communications agency, from January 1999 through November 2001. He also has headed investor relations and corporate communications for two publicly traded companies with interests in the consumer products, restaurant and leisure industries. Additionally, he represented more than 40 public companies in a variety of industries as investor relations counsel while working with agencies including Morgen-Walke Associates, Inc. and Capital Communications Group, Inc. Previous to his work in investor relations, Mr. Weiner was a portfolio manager for JCW Investments, Inc., a boutique money manager with over $500 million in assets under management, and earlier worked with BDS Securities and Paine Webber. Mr. Weiner has a Bachelor of Business Administration from Lynchburg College.

Executive officers of the Company are elected annually and serve at the discretion of the Board. There are no family relationships between or among any of the Company’s directors or executive officers, except that John F. Sasen, Sr., Executive Vice President and Chief Marketing Officer, is the father-in-law of David H. Ramsey, Vice President and Chief Information Officer.

Compensation of Executive Officers

The following table sets forth information with respect to compensation awarded to, earned by, or paid during the last three fiscal years to the Company’s Chief Executive Officer and its four most highly compensated executive officers, all of whom were serving as executive officers as of April 2, 2004 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(1)
David A. Smith	2004	555,000	499,500			110,940	187,846
President, Chief Executive Officer	2003	522,500	630,768			145,678	168,613
and Secretary	2002	427,747	623,507			355,453	62,377

John F. Sasen, Sr.	2004	321,360	265,122			31,137	125,849
Executive Vice President and	2003	309,000	376,997			49,240	110,236
Chief Marketing Officer	2002	300,000	388,008			65,494	76,051

Gary A. Corless	2004	309,000	289,512			75,900	78,602
Executive Vice President and	2003	296,250	193,187			57,905	78,975
President, Physician Sales & Service Division	2002	285,000	325,751			54,326	35,886

David M. Bronson(3)	2004	299,250	246,881			40,345	92,196
Executive Vice President and	2003	282,500	192,375			60,414	31,965
Chief Financial Officer	2002	68,750	34,375	14,049	(2)	50,000	5,488

Kevin P. English	2004	198,550	119,130			22,283	21,687
Senior Vice President of Finance	2003	185,000	199,427			26,981	19,407
	2002	165,000	201,809			25,616	18,038

(1)	Amounts shown in this column include the following amounts for fiscal year 2004: (i) for Mr. Smith, $82,283 for premiums paid under a split-dollar life insurance policy, $1,500 for Company match under the 401(k) plan, and $104,063 for Company match under a deferred compensation plan; (ii) for Mr. Sasen, $37,588 for premiums paid under a split-dollar life insurance policy, $1,447 for Company match under the 401(k) plan, and $86,814 for Company match under a deferred compensation plan; (iii) for Mr. Corless, $21,410 for premiums paid under a split-dollar life insurance policy, $1,500 for Company match under the 401(k) plan, and $55,692 for Company match under a deferred compensation plan; (iv) for Mr. Bronson, $36,992 for premiums under a split-dollar life insurance policy, $1,500 for Company match under the 401(k) plan, and $53,704 for Company match under a deferred compensation plan; and (v) for Mr. English, $4,560 for premiums paid under a split-dollar life insurance policy, $1,500 for Company match under the 401(k) plan, and $15,627 for Company match under a deferred compensation plan.
(2)	Amount includes $6,899 for moving expense reimbursement.
(3)	Mr. Bronson was appointed Senior Vice President and Chief Financial Officer of the Company as of January 7, 2002. On April 1, 2003, Mr. Bronson was promoted to Executive Vice President and Chief Financial Officer of the Company.
(4)

For fiscal year 2003, amounts shown in this column include the following bonuses paid pursuant to the Company’s Officer Retention Bonus Plan, approved by the Board of Directors in connection with the planned but abandoned merger with Fisher Scientific International, Inc.: (i) for Mr. Smith, $153,768; (ii) for Mr. Sasen, $119,597; (iii) for Mr. Corless, $102,512; and (iv) for Mr. English, $85,427. For fiscal year 2002, amounts shown in this column include the following bonuses paid pursuant to the Company’s Officer

Retention Bonus Plan: (i) for Mr. Smith, $248,507; (ii) for Mr. Sasen, $193,283; (iii) for Mr. Corless, $165,671; and (iv) for Mr. English, $138,059. Amounts other than bonuses paid pursuant to the Company’s Officer Retention Bonus Plan represent performance-based bonuses paid in connection with annual incentive targets approved by the Board of Directors and its Compensation Committee. Any amounts deferred at the election of the executive are included in the reported amounts.

Option Grants During the Fiscal Year Ended April 2, 2004

The following table sets forth information concerning individual grants of stock options to the Named Executive Officers during fiscal year 2004.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted(#)		Percentage of Total Options Granted to Employees in Fiscal Year (%) (1)	Exercise Price ($/sh)	Expiration Date
Name						5%($)	10%($)
David A. Smith	10,940	(3)	0.9	6.96	07/01/2013	25,432	85,598
	100,000	(5)	7.8	9.46	09/04/2008	266,467	583,985

John F. Sasen, Sr.	6,137	(3)	0.5	6.96	07/01/2013	14,267	48,018
	25,000	(5)	1.9	9.46	09/04/2008	66,617	145,996

Gary A. Corless	5,900	(3)	0.5	6.96	07/01/2013	13,716	46,164
	70,000	(5)	2.7	9.46	09/04/2008	186,528	408,790

David M. Bronson	5,345
	35,000

David M. Bronson	5,345	(6)	0.4	6.96	07/01/2013	12,426	41,281
	35,000	(5)	2.7	9.46	09/04/2008	93,264	204,395

Kevin P. English	2,283	(3)	0.2	6.96	07/01/2013	5,307	17,863
	20,000	(5)	1.6	9.46	09/04/2008	53,294	116,797

(1)	The percentage of total options granted to employees in fiscal year 2004 is based on options to purchase an aggregate of 1,311,409 shares of Common Stock granted to employees during fiscal year 2004.
(2)	The dollar amounts reported in the “Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term” columns represent hypothetical amounts that may be realized on exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. The 5% and 10% assumed annual rate of stock price appreciation are required by the rules of the SEC and do not reflect the Company’s estimate or projection of future stock price growth.
(3)	On the date of grant, this option is 40% exercisable and becomes exercisable for an additional 20% on each anniversary of the date of grant for three years.
(4)	On the first anniversary of the date of grant, this option becomes exercisable 20% each year for five years.
(5)	On the first anniversary of the date of grant, this option becomes exercisable 33 1/3% each year for three years.
(6)	On the third anniversary of the date of grant, this option becomes exercisable 20% each year for five years.

Aggregated Option Exercises and Option Values as of April 2, 2004

The following table sets forth information regarding (a) the number of shares of Common Stock received upon exercise of options by the Named Executive Officers during fiscal year 2004, (b) the net value realized upon such exercise, (c) the number of unexercised options held at April 2, 2004 and (d) the aggregate dollar value of unexercised options held at April 2, 2004.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at April 2, 2004		Value of Unexercised In-the-Money Options at April 2, 2004($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David A. Smith			444,556	323,666	865,001	713,118
John F. Sasen, Sr.			263,648	106,025	485,193	303,379
Gary A. Corless			117,017	136,934	497,591	350,288
David M. Bronson			49,999	100,760	157,497	265,655
Kevin P. English	5,000	43,800	47,168	52,686	179,826	150,823

(1)	These values have been calculated by subtracting the option exercise price from the closing price of $11.49 of the Common Stock on the NASDAQ Stock Market on April 2, 2004, and multiplying that figure by the total number of exercisable/unexercisable options.

Equity Compensation Plan Information

The following table provides information as of April 2, 2004 about the Company’s Common Stock that may be issued under all of the Company’s existing equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	5,929,000	9.95	453,000
Equity compensation plans not approved by shareholders (1)	1,703,000	7.07	289,000

Total	7,632,000	9.30	742,000

(1)	The 1999 Broad-Based Employee Stock Plan is the only equity compensation plan that is not approved by shareholders. Under this plan, 2,600,000 shares of the Company’s common stock are reserved for issuance to employees, officers, and directors. The Compensation Committee of the Board of Directors has discretion to make grants under this plan in the form of nonqualified stock options or restricted stock. The exercise price of options granted shall be at least the fair market value of the Company’s common stock on the date of grant. All options are generally fully vested and exercisable three years from the date of grant. The Company intends to grant available shares under this plan only to non-officer employees. If shares are granted to officers or directors, the Company intends to obtain a shareholder vote prior to issuance.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

The Company has entered into employment agreements with the Named Executive Officers that include the terms described below.

Term.    The Named Executive Officers’ employment agreements are for initial terms of three years, in the case of Messrs. Smith, Sasen, Corless, and Bronson, and two years, in the case of Mr. English. Thereafter, each agreement automatically extends by one year on each anniversary of the effective date, unless either party elects not to extend. The employment agreements currently extend to the following dates: Mr. Smith’s, until January 1,

2005; Mr. Sasen’s, until April 1, 2005; Mr. Corless’, until June 1, 2005; Mr. Bronson’s, until April 1, 2006; and Mr. English until April 1, 2006. Upon a change in control of the Company, as defined in the employment agreements, the term will automatically extend through the later of (i) the third anniversary (in the case of Messrs. Smith, Sasen, Corless, and Bronson) or the second anniversary (in the case of Mr. English) date of the change in control, or (ii) the normal expiration of the then-current term.

Salary and Benefits.    Under the terms of current employment agreements, each Named Executive Officer is entitled to a minimum annual salary and is entitled to participate in all incentive, savings, retirement and welfare benefit plans generally made available to employees or other senior executives of the Company. The annual salaries of the Named Executive Officers during the fiscal year ending April 2, 2004 were as follows: Mr. Smith—$555,000; Mr. Sasen—$321,360; Mr. Corless—$309,000; Mr. Bronson—$299,250, and Mr. English—$198,550.

Termination.    The employment agreements may be terminated at any time by the Company with or without “cause” (as defined therein), or by the executive with or without “good reason” (as defined therein). The agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

If a Named Executive Officer is terminated without cause or resigns for good reason, he will be entitled to (i) unpaid base salary and accrued benefits through the termination date, plus a severance amount equal to two times his base salary and target annual bonus, in the case of Mr. Smith, or one times his base salary and target annual bonus, in the case of Messrs. Corless and Bronson, or one times his base salary, in the case of Mr. Sasen, or three-fourths times his base salary and target annual bonus, in the case of Mr. English. The Company will also provide the executive with (i) welfare benefit plan coverage following such termination for two years, in the case of Mr. Smith, or one year, in the case of Messrs. Sasen, Corless and Bronson, or nine months, in the case of Mr. English, and (ii) reimbursement for outplacement services up to $60,000 in the case of Mr. Smith, $30,000, in the case of Messrs. Sasen, Corless and Bronson, or $15,000, in the case of Mr. English. In the event that such termination follows or is in connection with a change of control, in lieu of the benefits described above, the Company will pay the executive (i) his accrued salary and benefits through the date of termination, (ii) a pro rata payment of his annual bonus for the year of termination, and (iii) a severance amount equal to three times his base salary and target annual bonus, in the case of Mr. Smith, or two times his base salary and target annual bonus, in the case of Messrs. Sasen, Corless and Bronson, or 1.5 times his base salary and target annual bonus, in the case of Mr. English, (iv) welfare benefit plan coverage for a period of three years, in the case of Mr. Smith, or two years, in the case of Messrs. Sasen, Corless and Bronson, or eighteen months, in the case of Mr. English, and (v) the outplacement service reimbursement described above.

If any of the Named Executive Officers is terminated for cause or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, and, in the case of Mr. Sasen, continuation of welfare benefit plan coverage for a period of 30 days and a lump sum severance payment equal to 30 days’ salary. If an executive officer’s employment is terminated by reason of his disability or retirement, he will be entitled under his employment agreement to his accrued salary and benefits and any disability or retirement benefits that may apply. If an executive officer’s employment is terminated by reason of his death, his estate will be entitled to accrued salary and benefits and any death benefits that may apply, and in the case of Mr. Sasen, a lump sum payment equal to two months base salary.

Each of the employment agreements provides that the executive officer will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Restrictive Covenants.    Each executive officer has agreed in his employment agreement not to disclose confidential information or compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of 18 months following the termination of his employment or the earlier occurrence of a change of control of the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee consists of at least three outside directors of the Board who are not employees or former employees of the Company. The Committee is responsible for the approval and oversight of the compensation program for the Company’s executive officers, and periodically engages independent compensation consultants to aid the Committee in its review of the compensation program. The Compensation Committee held six meetings during fiscal year 2004.

This report addresses the Company’s compensation policies for the executive officers and its basis for determining the compensation of the Company’s Chief Executive Officer for the past fiscal year.

Compensation Strategy.    The Compensation Committee has reviewed the Company’s compensation strategy and retained the services of an independent compensation consultant from Frederic W. Cook & Co., Inc. to assist in their review of the Company’s compensation strategy during fiscal year 2004. The goals of the executive compensation program are to:

•	enable the Company to attract and retain high-quality executives by providing total compensation opportunities and a compensation mix which are at or above the relevant employment market levels, but with modest fixed costs and leveraged incentive opportunities; and

•	motivate executives to act in the best interests of shareholders by providing substantial incentive opportunities to be earned through performance on direct or indirect measures of long-term shareholder value creation.

Targeted compensation levels are stated below and are followed by a more detailed discussion of each of the three compensation elements:

•	the base salary policy reflects median levels for companies of comparable revenue size;

•	the annual incentive award opportunities are targeted at median levels and associated with earnings growth goals, where actual awards are determined based upon how performance compares to such goals; and

•	the long-term incentive award opportunities reflect earnings growth and contributions to shareholder value over the long-term period.

Base Salary.    In March 2003, the Compensation Committee reviewed and approved the salaries of the Company’s executive officers for the 2004 fiscal year.

Annual Incentive Awards.    With respect to annual incentive compensation, the Committee has maintained the existing incentive amounts for target awards as a percentage of salary (i.e., 60% for the chief executive officer position and a range of 35%-55% for the other executive officer positions). For the purposes of funding annual incentives, the profit target was established at the beginning of fiscal year 2004 based on a business plan reviewed and approved by the Board of Directors and an annual incentive compensation plan approved by the Compensation Committee.

While the Chief Executive Officer’s and Chief Financial Officer’s annual incentive compensation is based solely upon achieving an earnings per share target, annual incentive compensation for the other executive officers is based upon the combination of achieving an earnings per share target and their assessed individual contributions to the Company’s success. Bonus amounts listed in the Summary Compensation Table for the Named Executive Officers were paid based upon the results achieved during fiscal years 2004, 2003, and 2002.

Long-Term Incentive Awards.    Under the 1999 Long-Term Incentive Plan and the 1999 Broad-Based Employee Stock Plan, stock options were granted to all executive officers during fiscal year 2004, consistent with the compensation strategy and after applying an award grant methodology for distributing the share allocation established for the year. Under the grant guideline, a set number of shares are annually awarded to officers based upon their respective salaries and their responsibilities within the Company.

During fiscal year 2003, the Compensation Committee of the Board of Directors approved a cash-based performance award program under the 1999 Long-Term Incentive Plan, known as the Shareholder Value Plan (“SVP”). The SVP provides incentive to executives to enhance shareholder value through the achievement of earnings per share goals outlined in the Company’s three-year strategic plan. The first performance period under the SVP is the 30-month period from October 1, 2002 to April 1, 2005.

Target awards under the SVP are expressed as a percentage of base salary for the top five officer levels. The performance goals are based on planned cumulative earnings per share, as approved by the Board of Directors. The Compensation Committee may establish different target awards for future performance periods. The Company is accruing compensation cost ratably over the 30-month period and expects the target pay-out to be approximately $6,300,000 (pre-tax).

Compensation of Chief Executive Officer.    Consistent with the Compensation Committee’s general compensation philosophy for the Company’s executives, the Compensation Committee seeks to achieve two objectives: (i) to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent; and (ii) to make a significant percentage of the total compensation package contingent upon the Company’s performance and stock price appreciation.

Mr. Smith’s base salary established on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, the Compensation Committee set Mr. Smith’s base salary at $555,000 for the fiscal year ending April 2, 2004. Mr. Smith is also eligible to participate in an annual bonus program in which he can receive a target award equal to 60% of his base salary (“Target Award”) based upon achieving an earnings per share target (“Target EPS”) approved by the Compensation Committee. Under this program, Mr. Smith must achieve threshold performance of 90% of the Target EPS to qualify for any performance bonus and is capped upon achieving maximum performance of 110% Target EPS. Accordingly, Mr. Smith’s annual bonus is adjusted if actual EPS is within the threshold to maximum performance range by reducing the Target Award by 50% at the threshold EPS level and increasing the Target Award by 50% at the maximum EPS level. These adjustments are made on a linear basis for actual performance within the threshold to maximum EPS range. Based on actual fiscal year 2004 earnings per share results, the Compensation Committee awarded Mr. Smith a year-end bonus of $499,500.

In recognition of Mr. Smith’s extensive service to the Company, and in an effort to maximize shareholder value by directly linking Mr. Smith’s compensation to the achievement of a higher stock price for the Company’s Common Stock, Mr. Smith was granted options during fiscal year 2004 to purchase (i) 10,940 shares of the Company’s Common Stock issued under an executive deferred compensation plan at an exercise price of $6.96 per share and (ii) 100,000 shares of the Company’s Common Stock issued as an annual long-term incentive based upon level of responsibility within the Company at an exercise price of $9.46 per share. In order to ensure the continued retention of Mr. Smith, the Company has entered into an employment agreement with him, which contains a compensation package that reflects the Compensation Committee’s compensation philosophy and policy, as described above. See “Employment Contracts, Termination of Employment, and Change in Control Arrangements.”

Other Considerations.    The Omnibus Budget Reconciliation Act of 1993 (OBRA) disallows the deduction for certain annual compensation in excess of $1,000,000 paid to certain executive officers of the Company, unless the compensation qualifies as “performance-based” under Code Section 162(m). The 1999 Long-Term Incentive Plan permits the grant of stock options and other awards that are fully deductible under Code Section 162(m). It is the Committee’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent. The only executive officer who received compensation in excess of $1,000,000 during fiscal year 2004 was Mr. Smith.

The foregoing report has been submitted by each of the members of the Compensation Committee of the Board of Directors:

The Compensation Committee
T. O’Neal Douglas, Chairman Clark A. Johnson Delores P. Kesler

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors in May 2001 and amended and restated in June 2004. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during the fiscal year ended April 2, 2004 and particularly with regard to the Company’s audited consolidated financial statements as of April 2, 2004 and March 28, 2003 and for the three years in the period ended April 2, 2004. The Audit Committee consists solely of independent directors, as that term is defined in SEC rules and the Nasdaq Listing Standards.

The Company’s management has primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Company’s independent public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The committee oversees these processes and appoints the accountants to serve as the Company’s independent public accounting firm for the coming year. In addition, Audit Committee pre-approval is required for all audit and non-audit related services to be performed by the Company’s independent public accounting firm.

The Audit Committee has implemented procedures that guide its activities during the course of each fiscal year and which are designed for it to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met thirteen times during the fiscal year ended April 2, 2004.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2004, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee had discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

The Audit Committee also reviewed with the Company’s independent public accounting firm, KPMG LLP, their judgments as to the quality, rather than just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as may be modified or supplemented from time to time. The Audit Committee has received from the independent public accounting firm, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent public accounting firm and its related entities and the Company and its related entities which, in the independent public accounting firm’s professional judgment, reasonably may be thought to bear on the their independence, and (ii) a letter from the independent public accounting firm confirming that, in its professional judgment, it is independent of the Company. In addition, the Audit Committee discussed with KPMG LLP their independence from management and the Company, including the matters in the written disclosures required of KPMG LLP by Independence Standards Board Standard No. 1. The Audit Committee also considered whether the provision of services during the fiscal year ended April 2, 2004 by KPMG LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements is compatible with maintaining KPMG’s independence.

Additionally, the Audit Committee discussed with the Company’s independent public accounting firm the overall scope and plan for their audit. The Audit Committee met privately with the independent public accounting firm to discuss the results of their examinations and their observations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2004 for filing with the SEC. The Audit Committee also retained KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending April 1, 2005.

The foregoing report has been submitted by each of the members of the Audit Committee of the Board of Directors:

Charles E. Adair, Chairman

T. O’Neal Douglas

Charles R. Scott

PERFORMANCE GRAPH

The following performance graph compares the performance of the Company’s common stock to the NASDAQ National Market Composite index and a line-of-business index of selected peer companies assuming $100 was invested and all dividends, if any, were reinvested. The graph covers the period from April 2, 1999 to April 2, 2004. The Company did not pay dividends during the period covered by this graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Date	PSS World Medical, Inc.	Peer Group	NASDAQ Stock Market (U.S.)
04/02/1999	100.00	100.00	100.00
03/31/2000	75.61	66.22	198.27
03/30/2001	49.83	114.27	76.74
03/29/2002	109.27	140.18	80.73
03/28/2003	74.37	86.80	59.17
04/02/2004	128.11	114.59	91.17

(1)	The Peer Group consists of AmerisourceBergen Corp., Baxter International Inc., Cardinal Health, Inc., Graham-Field Health Products Inc., McKesson Corp., Moore Medical Corporation, Owens and Minor, Inc., Patterson Dental Company, and Henry Schein, Inc.

The Report of the Compensation Committee, the Report of the Audit Committee and the Performance Graph do not constitute “soliciting material” and shall not be deemed “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these portions of this report by reference in any of those filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal years 2000 and 2001, the Company loaned approximately $390,000 to David A. Smith with a 6% annual interest rate which the remaining principal and accrued interest was repaid in full during fiscal year 2004. The largest aggregate amount of indebtedness outstanding during fiscal year 2004 was approximately $63,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common Stock as of June 14, 2004 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) each executive officer named in the Summary Compensation Table, and (v) all directors and executive officers as a group. Unless otherwise indicated, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or convertible within 60 days of June 14, 2004 are deemed outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number and percentage ownership of Commons Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(2)	Percent(3)
Executive Officers and Directors:
David A. Smith.	656,649	1.0%
John F. Sasen, Sr.	440,964	*
Gary A. Corless	157,878	*
David M. Bronson	78,349	*
Kevin P. English	62,700	*
Charles E. Adair	53,320	*
T. O’Neal Douglas	276,786	*
Melvin L. Hecktman	219,967	*
Clark A. Johnson	236,852	*
Delores P. Kesler	245,647	*
Charles R. Scott	236,249	*
All Executive Officers and Directors as a group (18 persons)	2,930,530	4.5%

*	Beneficial ownership is less than 1% of the Company’s outstanding Common Stock.
(1)	Unless otherwise noted, the address of the following beneficial owners is 4345 Southpoint Boulevard, Jacksonville, Florida 32216.
(2)	Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within 60 days of June 14, 2004 as follows: Mr. Smith, 472,651 shares; Mr. Sasen, 282,922 shares; Mr. Corless, 136,035 shares; Mr. Bronson, 49,999 shares; Mr. English, 55,010 shares; Mr. Adair, 39,320 shares; Mr. Douglas, 169,286 shares; Mr. Hecktman, 187,717 shares; Mr. Johnson, 64,030 shares; Ms. Kesler, 195,207 shares; Mr. Scott, 135,249 shares; and all executive officers and directors as a group, 2,013,318 shares.
(3)	The percentage of beneficial ownership is based on 64,738,151 shares of Common Stock outstanding as of June 14, 2004.

PROPOSAL TWO—APPROVAL OF THE 2004 NON-EMPLOYEE DIRECTORS

COMPENSATION PLAN

On June 8, 2004, the Board of Directors approved the PSS World Medical, Inc. 2004 Non-Employee Directors Compensation Plan (the “Directors Compensation Plan”), subject to shareholder approval at the Annual Meeting. If approved by the shareholders at the Annual Meeting, the Directors Compensation Plan will be effective as of its adoption by the shareholders.

The Company will reserve 400,000 shares of Common Stock for issuance upon the grant or conversion of awards pursuant to the Directors Compensation Plan. The Company currently maintains the PSS World Medical, Inc. Amended and Restated Directors’ Stock Plan (the “Prior Plan”), which provides for the grant of stock options and restricted stock awards to non-employee directors of the Company and its subsidiaries. As of June 8, 2004, there were approximately 116,000 shares of Common Stock reserved and available for future awards under the Prior Plan. If the shareholders approve the Directors Compensation Plan, no additional awards will be granted under the Prior Plan. If the shareholders do not approve the Directors Compensation Plan, the Prior Plan will remain in effect in accordance with its current terms.

A summary of the Directors Compensation Plan is set forth below. The summary is qualified in its entirety by the full text of the plan, a copy of which is attached as Exhibit B to this proxy statement.

Purpose

The purpose of the plan is to attract, retain and compensate highly-qualified individuals who are not employees of the Company or any of its subsidiaries for service as members of the Company’s Board of Directors by providing them with competitive compensation and an ownership interest in the Company.

Eligibility

Eligible directors are those who are not employees of the Company or any of its subsidiaries. As of June 8, 2004, there were six directors eligible to participate in the plan.

Administration

The plan will be administered by the Board of Directors. Subject to the express provisions of the plan, the Board will have authority to interpret the plan, to establish and amend any rules and regulations relating to the plan, and to make all other determinations necessary or advisable for the administration of the plan.

Shares Available for Award under the Plan

The maximum number of shares of Common Stock that may be issued under the plan is 400,000. Shares awarded under the plan may consist of authorized but unissued shares or come from shares purchased or otherwise acquired by the Company for use in the plan. If any shares of restricted stock granted under the plan are forfeited, such shares shall again become available for issuance under the plan.

Cash Compensation

Annual Retainers.    The plan provides for a base annual retainer to be paid to each non-employee director on a quarterly basis on the first day of each calendar quarter. The amount of the annual retainer shall initially be set at $80,000, but may be changed from time to time by the Board of Directors without shareholder approval. Non-employee directors may elect to receive their annual retainers in cash or in fully-vested shares of Common Stock, based on the fair market value of the Common Stock as of the dates that the quarterly installments of the annual retainers are payable. Alternatively, a non-employee director may elect to defer payment of all or a portion of his or her annual retainer under the Company’s Directors’ Deferred Compensation Plan or by conversion to deferred stock units (described below).

Supplemental Annual Retainer.    In addition to the base annual retainer, a supplemental annual retainer will be paid to a non-employee director serving as the Chairman of the Board of Directors. The amount of the supplemental annual retainer shall be initially set at $100,000, but may be changed from time to time by the Board of Directors without shareholder approval. The supplemental annual retainer will be paid in cash or, at the Chairman of the Board’s election, may be deferred under the Company’s Directors’ Deferred Compensation Plan.

Equity Compensation-Restricted Stock Grants

Each non-employee director shall receive a grant of 3,000 shares of Common Stock on the date of each annual meeting of shareholders at which the shareholders elect such director to serve as a director. If a non-employee director is elected to fill a vacancy for a term of less than three years, he or she shall receive a grant of 1,000 shares of Common Stock for each full year of the term to which such director is elected. Until such shares of stock have vested, the shares may not be sold or transferred and are subject to forfeiture. The shares of stock shall vest upon the earliest of the following to occur: the normal expiration of the director’s then-current term as a director, the termination of the director’s service as a director due to his or her death, disability, or retirement, or the occurrence of a change in control of the Company. If the director’s service as a director terminates other than by reason of his or her death, disability or retirement prior to the vesting of the shares of stock, then the director shall forfeit all of his or her rights to such unvested shares as of the date of his or her termination from the Board, and such shares shall be reconveyed to the Company without consideration.

Deferral of Annual Retainer

A non-employee director may elect to defer all or a portion of his or her base annual retainer either by deferral under the Company’s Directors’ Deferred Compensation Plan or by conversion to deferred stock units. A director who elects to convert his or her annual retainer to deferred stock units will receive a number of deferred stock units calculated by dividing the dollar amount of the annual retainer by the fair market value of a share of Common Stock on the first business day of the calendar year for which it is earned. Each deferred stock unit represents the right to receive one share of Common Stock from the Company in the future. If any dividends are paid with respect to the Company’s Common Stock, a non-employee director holding deferred stock units shall be credited with additional deferred stock units based on the value of the dividend paid with respect to the number of shares of Common Stock represented by the deferred stock units held immediately prior to such dividend. Deferred stock units will be settled in and converted to shares of Common Stock on the earlier of the date designated by the non-employee director on an election form (which date must be at least two years after the election date) or thirty days after the non-employee director’s termination of service as a director of the Company.

Termination and Amendment

The plan will automatically terminate ten years after its effective date, but the Board of Directors may terminate the plan at any time prior to that date. The Board may amend or terminate the plan at any time, but no amendment or termination may adversely affect the rights of a non-employee director with respect to any award made before such amendment or termination. If an amendment to the plan would, in the reasonable opinion of the Board, materially increase the number of shares issuable under the plan, expand the types of awards under the plan, materially expand the class of persons eligible to participate in the plan, extend the term of the plan, materially increase the benefits to participants or otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an exchange on which the Common Stock is listed or traded, then such amendment shall be subject to shareholder approval.

Certain Federal Income Tax Effects

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). If the participant files an election under Internal Revenue Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, upon conversion of the participant’s annual retainer into deferred stock units. Upon issuance of shares of Common Stock in settlement of a deferred stock units, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Internal Revenue Code Section 162(m).

Benefits to Named Executive Officers and Others

Only non-employee directors of the Company are entitled to participate in the plan (currently six persons). The following table shows the benefits that will accrue under the plan, for each year that it is in effect, to the persons and groups indicated, assuming that there are six non-employee directors serving on the Board of Directors, two of whom are elected at each year’s annual meeting of shareholders, and one of whom is serving as the Chairman of the Board.

PSS World Medical, Inc.

2004 Non-Employee Directors Compensation Plan

Name and Position	Dollar Value ($) of Common Stock		Number of Shares
All non-employee directors, as a group	$580,000	(1)	6,000	(2)

(1)	Represents $80,000 in base annual retainers to six non-employee directors, plus a $100,000 supplemental annual retainer to the Chairman of the Board. The annual retainers may, at the election of each non-employee directors, be received in cash or in fully vested shares of Common Stock. A non-employee director may also elect to defer payment of his or her annual retainer under the Directors’ Deferred Compensation Plan or by conversion to deferred stock units. The supplemental annual retainer may, at the election of the Chairman of the Board, be paid in cash or deferred under the Directors’ Deferred Compensation Plan.
(2)	Represents 3,000 shares of the Company’s Common Stock granted to two non-employee directors elected at the year’s annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2004 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as the Company’s independent public accounting firm for the fiscal year ended April 2, 2004, and the Board of Directors has reappointed KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending April 1, 2005. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Audit Fees.    The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries, the reviews of the Company’s quarterly financial statements, consultations on matters reflected in the financial statements, and consents to, and reviews of, SEC filings were $947,029 and $846,015 for the fiscal years ended April 2, 2004 and March 28, 2003, respectively. The aggregate fees for the fiscal year ended April 2, 2004 include professional services rendered in connection with the issuance of the convertible senior debt of $149,000.

Audit Related Fees.    The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for professional services rendered for business/accounting technical advice with respect to potential transactions and an audit of the Company’s benefit plan were $53,938 and $68,645 for the fiscal years ended April 2, 2004 and March 28, 2003, respectively.

Tax Services Fees.    The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for professional services rendered for all tax services other than those included in “audit” and “audit related” fees, including tax compliance, tax planning and tax advice, were $85,995 and $291,345 for the fiscal years ended April 2, 2004 and March 28, 2003, respectively.

All Other Fees.    The aggregate fees, including expenses reimbursed, billed by KPMG LLP to the Company for services rendered to the Company and its subsidiaries, other than the services described above, were $0 for the fiscal years ended April 2, 2004 and March 28, 2003.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accounting Firm.    The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent public accounting firm. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services and is subject to a specific budgeted amount. Management is required to seek pre-approval of services that will exceed the budget for services that are not detailed in an existing pre-approval policy. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve certain services between regularly scheduled meetings of the Audit Committee. Management is required to report quarterly to the Audit Committee regarding the extent of services provided by the independent public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. During fiscal year 2004, all services were pre-approved by the Audit Committee in accordance with this policy.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Any proposal pursuant to Rule 14a-8 of the Exchange Act that a shareholder may desire to have included in the Company’s proxy materials for presentation at the 2005 Annual Meeting of Shareholders must be received by the Company at its executive offices on or prior to March 18, 2005. Proposals should be directed to the attention of Vice President, Investor Relations, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

Notice of a shareholder proposal submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by the Company after June 20, 2005, and the proxies will have discretionary authority to vote on any such matters as to which the Company has not received notice by such date.

OTHER MATTERS

Expenses of Solicitation

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mail, directors, officers or other employees of the Company may solicit proxies personally or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of the nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during fiscal year 2004, for such persons there were no late reports, no transactions that were not reported on a timely basis, and no known failures to file a required form, except that David Ramsey reported late one transaction on a Form 4 filed March 8, 2004 that should have been reported earlier on a Form 4.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2004, including financial statements, exhibits and any amendments thereto, as filed with the SEC may be obtained without charge upon written request to: Vice President, Investor Relations, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

The Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2004 (which is not part of the Company’s proxy soliciting material) is being mailed to the Company’s shareholders with this proxy statement.

Multiple Shareholders Sharing One Address

In some instances, the Company may deliver to multiple shareholders sharing a common address only one copy of this proxy statement and one copy of the Company’s Annual Report for the fiscal year ended April 2, 2004. If requested by phone or in writing, the Company will promptly provide a separate copy of the proxy statement or the Annual Report, or both, to a shareholder sharing an address with another shareholder. Requests by phone should be made to Robert Weiner at (904) 332-3000, and requests in writing should be sent to the attention of Vice President, Investor Relations, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216. Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to the Company at the address above.

Other Business

The Board of Directors does not presently intend to bring any other matters before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment on such matters.

Exhibit A

PSS WORLD MEDICAL, INC.

Charter of the Audit Committee

of the Board of Directors

I.	Scope of Responsibilities and Activities	The Audit Committee seeks to instill in the Corporation a commitment to quality financial reporting, sound business risk practices and ethical behavior, through its consultation with and monitoring of the
Corporation’s management, its Internal Audit Department and the independent public accountants. The Audit Committee assists the Board of Directors in fulfilling its general oversight responsibilities to achieve reliability and integrity in:

		•	The financial reports and other financial information provided by the Corporation to the public, its shareholders and others;

		•	Compliance with legal and regulatory requirements that affect the Corporation’s financial reports and other financial information;

		•	The Corporation’s systems of disclosure controls and internal controls over its accounting and financial reporting processes; and

		•	The auditing process, including the independence and performance of the Corporation’s Internal Audit Department and the independent public accountants.

The Audit Committee’s primary duties and responsibilities are to:

		•	Serve as an independent and objective party to monitor the Corporation’s accounting and financial reporting process, disclosure controls and internal control system;

		•	Appoint a firm of qualified, independent public accountants to audit the accounts of the Corporation and its subsidiaries and review and appraise the procedures and results of such audits;

		•	Monitor and appraise the performance of the Internal Audit Department and take appropriate action to address matters brought to the Audit Committee’s attention by the Internal Audit Department;

		•	Provide an open avenue of communication among the independent public accountants, the Corporation’s financial and senior management, the Internal Audit Department and the Board of Directors; and

		•	Investigate any matters within the Audit Committee’s scope of responsibilities and report periodically to the Board of Directors on significant results from its activities.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II.	Composition		The members of the Audit Committee shall be elected by the Board of Directors, as provided in the Bylaws. The Chairman of the Audit Committee shall also be elected by the Board of Directors.

The Audit Committee shall be comprised of three or more independent directors. The independence of each Audit Committee member shall be determined by the Board of Directors in accordance with all applicable laws, regulations and rules, including applicable listing standards.

All members of the Audit Committee must be able to read, understand and analyze fundamental financial statements of the Corporation, including the Corporation’s balance sheet, income statement and cash flow statement.

At least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board of Directors in accordance with all applicable laws, regulations and rules.

III.	Meetings		In accordance with the Bylaws, the Audit Committee shall meet at least four times annually, and shall meet more frequently as circumstances dictate.

All members of the Audit Committee are expected to attend each meeting in person or via tele- or video-conference. Meeting agendas will be provided in advance of each meeting, along with other appropriate briefing materials. Minutes of each meeting will be distributed to the members for review and approval.

The Audit Committee will meet at least quarterly with management, the Director of the Internal Audit Department and the independent public accountants to discuss any matters that the Audit Committee and each of these groups believe should be discussed.

As it may deem appropriate in connection with carrying out its responsibilities, the Audit Committee may request any officer or employee of the Corporation, the Corporation’s outside counsel or the independent public accountants to attend a meeting of the Audit
Committee, or to meet with any member of the Audit Committee or its legal, accounting or other advisors.

IV.	Responsibilities and Duties		To fulfill its responsibilities and duties the Audit Committee shall:

Review of Documents and Reports

1.	Review and discuss with financial management and the
independent public accountants (a) the annual earnings
announcement prior to its release, and (b) the Corporation’s annual financial statements and the Form 10-K prior to its filing. Discuss with management the certifications of the Form 10-K by the Chief
Executive Officer and Chief Financial Officer.

2.	Review and discuss with financial management and the
independent public accountants (a) each quarterly earnings
announcement prior to its release and (b) each Form l0-Q prior to its filing. Discuss with management the certifications of the Form
10-Q by the Chief Executive Officer and Chief Financial Officer.

		3.	Review and discuss as appropriate any other financial reports or financial information brought before the Audit Committee at the discretion of the Chairman of the Audit Committee.

4.	Review all internal reports to management prepared by the Internal Audit Department and management’s response to these reports.

5.	Review all reports from the independent public accountants that include critical accounting policies and alternative treatments of financial information, as well as all material written
communications, such as management letters or schedule of
unadjusted differences, between the independent public
accountants and the Corporation.

Independent Public Accountants

6.	Annually select, evaluate the performance of and, where appropriate, replace the independent public accountants.

7.	Emphasize that the independent public accountants are accountable solely to the Audit Committee, as representatives of the Board of Directors.

8.	Establish policies and procedures for the approval in advance of all audit, review and attest engagements and the compensation of the independent public accountants.

9.	Establish policies and procedures for the approval in advance of the terms of all permissible non-audit related services to be provided by the independent public accountants; consider whether the independent public accountants’ performance of permissible non-audit services is compatible with the independence of the independent public accountants.

10.	Evaluate at least annually the independence from the Corporation of the independent public accountants, including a review of the following:

(a) a written report prepared by the independent public accountants regarding the independent public accountants’ internal control procedures and any material issues raised within the past five years by internal quality-control reviews, peer reviews or inquiries or investigations of governmental or professional authorities relating to independent audits conducted by the independent public accountants, and the steps taken to address such issues;

(b) the compensation policies of the independent public accountants regarding the sale of engagements to the Corporation of non-audit related services;

(c) a written statement from the independent accountants setting forth all relationships the independent public accountants have with the Corporation, including permitted non-audit services provided by the independent public accountants, consistent with Independence Standards Board Statement No. 1 and discussing with the independent public accountants all relationships and services by or between the independent public accountants and the Corporation that may impact the objectivity and independence of the independent public accountants; and

	(d)	all services rendered by the independent public accountants to the Corporation’s directors and officers (as that term is defined under Rule 16a-1 under the Securities Exchange Act of 1934).

11.	Provide for the rotation of (i) the lead audit partner and the reviewing partner at least every five (5) years and (ii) any other partner involved in the engagement by the Corporation at least every seven (7) years as required by applicable laws, regulations and rules.

12.	Review policies for the hiring of employees or former employees of the Corporation’s independent public accountants.

13.	Before commencement of the annual financial statement audit, meet jointly and/or separately with the chief financial officer of the Corporation and the independent public accountants to:

	(a)	discuss the evaluation by management and the independent public accountants of the adequacy and effectiveness of the accounting and financial reporting procedures and internal control over financial reporting of the Corporation and its subsidiaries;

	(b)	approve the overall scope of the audit, staffing requirements and the fees to be charged; and

	(c)	inquire and discuss recent Financial Accounting Standards Board, Public Company Accounting Oversight Board, Securities and Exchange Commission (“SEC”) or other regulatory agency pronouncements, if any, which might affect the Corporation’s financial statements or internal control over financial reporting.

14.	At the conclusion of the audit, meet jointly and/or separately with the chief financial officer and the independent public accountants to discuss:

	(a)	the quality and clarity of the audited financial statements of the Corporation, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

	(b)	the result of the audit and any problems or difficulties encountered in completing the audit;

	(c)	any significant recommendations by the independent public accountants for improvement of accounting systems and internal control over financial reporting of the Corporation; and

	(d)	the quality and depth of staffing in the accounting, financial and internal audit departments of the Corporation.

15.	Investigate any matters brought to the Audit Committee’s attention and resolve disagreements between the independent public accountants and the Corporation.

Internal Auditors

16.	Maintain regular and open communications with the Internal Audit Department and provide consultation when necessary.

17.	Take appropriate actions to oversee the independence and the objectivity of the Internal Audit Department.

18.	Review the activities, budget, organizational structure, staffing, charter, qualifications and compensation of the Internal Audit Department.

Financial Reporting Process

19.	Discuss with the independent public accountants and the Internal Audit Department the integrity of the organization’s financial reporting processes.

20.	Consider the independent public accountants’ judgment about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

21.	Consider and approve, if appropriate, major changes to the
Corporation’s accounting principles and practices as suggested by the independent public accountants, management or the Internal
Audit Department.

22.	Review any reportable events required by auditing standards (i.e.
SAS #90) including any material weaknesses or significant
deficiencies in internal control over financial reporting,
disagreements among management and the independent public
accountants or the Internal Audit Department in connection with the preparation of the financial statements.

23.	Obtain reports from management, the senior internal audit executive and legal counsel that the Corporation’s subsidiaries are in conformity with applicable legal requirements.

24.	Review with the Corporation’s legal counsel legal matters that may have a material impact on the financial statements, the
Corporation’s compliance policies and any material reports or inquiries received from regulators or governmental authorities.

Additional Responsibilities and Duties

25.	Have the authority and funding from the Corporation to retain special legal, accounting or other consultants to advise the Audit Committee in the performance of its responsibilities.

26.	Meet periodically with management to review the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

27.	Establish procedures for:

(a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters; and

(b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

28.	Regularly report to the Board of Directors regarding the Audit Committee’s activities, the issues it has addressed and its related recommendations.

29.	Assess the adequacy of this charter at least annually, and recommend any appropriate changes to the Board of Directors.

30.	Annually review the Audit Committee’s own performance, and confirm whether its responsibilities as outlined in this charter have been carried out.

31.	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth above, it is the duty of management, the Internal Audit Department and the independent public accountants, not the Audit Committee, to plan and conduct audits and confirm that the Corporation’s financial statements are complete, accurate and in compliance with generally accepted accounting principles in all material respects.

******

Exhibit B

PSS WORLD MEDICAL, INC.

2004 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

PSS WORLD MEDICAL, INC.

2004 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1.    PURPOSE.    The purpose of the PSS World Medical, Inc. 2004 Non-Employee Directors Compensation Plan is to attract, retain and compensate highly-qualified individuals who are not employees of PSS World Medical, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s stockholders. This Plan supercedes the PSS World Medical, Inc. Amended and Restated Directors’ Stock Plan, as of the Effective Date.

1.2.    ELIGIBILITY.    Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2

DEFINITIONS

2.1.    DEFINITIONS.    Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Annual Meeting Date” means the date of each annual meeting of stockholders of the Company at which directors are elected.

“Base Annual Retainer” means the base annual retainer payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding the Chairman’s Supplemental Annual Retainer), as such amount may be changed from time to time.

“Board” means the Board of Directors of the Company.

“Change in Control” of the Company shall mean:

(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) 25% or more of the then outstanding shares of common stock of the Company (“Company Common Stock”), or (ii) securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or any corporation controlled by the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (c) of this definition); or

(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent

Board shall be considered as though such individual were a member of the Incumbent Board, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(c)    Consummation of a reorganization, merger or consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a corporation controlled by the Company, or the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition by the Company of assets or stock of another corporation (any of such transactions, a “Business Transaction”), unless immediately following such Business Transaction, all of the following are true: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Transaction of the outstanding Company Common Stock and outstanding Company Voting Securities, as the case may be, and (ii) no Person (other than (x) the Company or any subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) beneficially owns, directly or indirectly, 25% or more of the total common stock of the Surviving Corporation or 25% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Surviving Corporation, except to the extent that such ownership existed prior to the Business Transaction, and (iii) at least a majority of the members of the board of directors of the Surviving Corporation were members of the Incumbent Board at the time of the Board approval of the execution of the initial agreement providing for such Business Transaction (any Business Transaction which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”).

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means PSS World Medical, Inc., a Florida corporation.

“Deferred Stock Units” represent the right to receive shares of Common Stock on a designated future date or dates, as provided in Article 7 of the Plan. Each Deferred Stock Unit represents the right to receive one share of Common Stock in the future.

“Directors’ Deferred Compensation Plan” means the PSS World Medical, Inc. Directors’ Deferred Compensation Plan, as amended from time to time, or any successor plan or plans for the deferral of cash compensation by Non-Employee Directors.

“Disability” means any illness or other physical or mental condition of a Non-Employee Director that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board, is permanent and continuous in nature. The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Non-Employee Director’s condition.

“Effective Date” has the meaning set forth in Section 9.6 of the Plan.

“Election Form” means a form approved by the Board pursuant to which a Non-Employee Director elects to defer some or all of his or her Base Annual Retainer, as provided in Article 7 hereof.

“Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

“Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing price of the shares of Common Stock on such date on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Board determines in good faith to be reasonable.

“Non-Executive Chairman” means the Non-Employee Director who has been designated by the Board as the Non-Executive Chairman of the Board.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or of any of its subsidiaries or affiliates.

“Plan” means this PSS World Medical, Inc. 2004 Non-Employee Directors Compensation Plan, as amended from time to time.

“Plan Year” means the calendar year, which is the period for which Annual Retainers are earned.

“Retirement” has the meaning provided in the Company’s retirement policy applicable to directors of the Company.

“Supplemental Annual Retainer” means the annual retainer payable by the Company to the Non-Executive Chairman pursuant to Section 5.2 hereof, as such amount may be changed from time to time.

ARTICLE 3

ADMINISTRATION

3.1.    ADMINISTRATION.    The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

3.2.    RELIANCE.    In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s articles of incorporation or otherwise.

3.3.    INDEMNIFICATION.    Each person who is or has been a member of the Board or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company’s articles of incorporation, bylaws, contract or Florida law.

ARTICLE 4

SHARES

4.1.    SHARES ISSUABLE UNDER THE PLAN.    The maximum number of shares of Common Stock, including but not limited to shares reserved for issuance pursuant to the conversion of Deferred Stock Units, that may be issued under the Plan is 400,000 shares. If any shares of Restricted Stock granted under the Plan are forfeited, such shares of Common Stock shall again become available for issuance under the Plan.

4.2.    SOURCE OF SHARES FOR THE PLAN.    Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Board.

ARTICLE 5

CASH COMPENSATION

5.1.    BASE ANNUAL RETAINER.    Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year, payable on the first business day of each quarter during the Plan Year. The amount of the Base Annual Retainer shall be established, and may be changed from time to time, by the Board without stockholder approval. Until changed by the Board, the Base Annual Retainer shall be $80,000 for each Non-Employee Director. A pro-rata Base Annual Retainer will be paid to any Eligible Participant who joins the Board on a date other than the beginning of a Plan Year, based on the number of full months between the date such Non-Employee Director joined the Board and the following January 1. For example, an Eligible Participant joining the Board on August 15 would be entitled to four-twelfths (4/12) of the normal Base Annual Retainer for such partial Plan Year of service.

A Non-Employee Director may elect to defer his or her Base Annual Retainer under the Directors’ Deferred Compensation Plan or by conversion to Deferred Stock Units under Section 7.1. If not so deferred, the Base Annual Retainer shall be paid, at the election of the Non-Employee Director, either in cash or in fully vested shares of Common Stock, based on the Fair Market Value of the Common Stock as of the dates that the quarterly installments of Base Annual Retainer are payable.

5.2.    SUPPLEMENTAL ANNUAL RETAINER FOR NON-EXECUTIVE CHAIRMAN.    In addition to the Base Annual Retainer, the Non-Executive Chairman shall be paid a Supplemental Annual Retainer for service as Non-Executive Chairman during each Plan Year, payable at the same times as the Base Annual Retainer is paid. The amount of such Supplemental Annual Retainer shall be established, and may be changed from time to time, by the Board without stockholder approval. Until changed by the Board, the Supplemental Annual Retainer for the Non-Executive Chairman for a full Plan Year shall be $100,000. A prorata payment will be paid to any Non-Employee Director who becomes the Non-Executive Chairman on a date other than the beginning of a Plan Year, based on the number of full calendar months served in such position during the Plan Year.

The Non-Executive Chairman may elect to defer the Supplemental Annual Retainer under the Directors’ Deferred Compensation Plan but may not elect to receive it in the form of Deferred Stock Units under Section 7.1. If not deferred under the Directors’ Deferred Compensation Plan, the Supplemental Annual Retainer shall be paid in cash.

5.3.    TRAVEL EXPENSE REIMBURSEMENT.    All Non-Employee Directors shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer requests the Non-Employee Director to participate. If the travel expense is related to reimbursement of non-commercial air travel, such reimbursement shall not exceed the rate for comparable travel by means of commercial airlines.

ARTICLE 6

EQUITY COMPENSATION

6.1.    PERIODIC GRANT OF RESTRICTED STOCK.    Each Non-Employee Director shall receive a grant of 3,000 shares of Common Stock subject to the restrictions set forth in this Article 6 on each Annual Meeting Date at which the stockholders elect such Non-Employee Director to serve as a director; provided however, that as of the date of his or her election, a Non-Employee Director who is elected to fill a vacancy for a term of less than three (3) years shall receive a grant of 1,000 shares per year for each full year of the term to which such Non-Employee Director is elected.

6.2.    RESTRICTIONS.    The shares of Common Stock granted pursuant to Section 6.1 are subject to each of the following restrictions. “Restricted Stock” mean those shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of the grantee to any other party other than the Company. If the grantee’s service as a director of the Company (whether or not in a Non-Employee Director capacity) terminates prior to the Vesting Date (as defined in Section 6.3) other than by reason of his or her death, Disability, Retirement, then the grantee shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such unvested shares of Restricted Stock shall be reconveyed to the Company immediately following the event of forfeiture, without further consideration or any act or action by the grantee. The restrictions imposed under this Section 6.2 shall apply to all shares of Common Stock or other securities issued with respect to shares of Restricted Stock hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock.

6.3.    VESTING.    The restrictions imposed under Section 6.2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”): (i) the normal expiration of the grantee’s then-current term as a director (i.e., the whole or partial term with respect to which the Restricted Stock award was granted) as specified in accordance with the Company’s articles of incorporation or bylaws, as amended from time to time, (ii) the termination of the grantee’s service as a director of the Company due to his or her death, Disability or Retirement, or (iii) the occurrence of a Change in Control (in any such case, the “Vesting Date”).

6.4.    DELIVERY OF SHARES.    The shares of Restricted Stock granted under Section 6.1 will be registered in the name of grantee as of the date of grant and will be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Stock is issued during the Restricted Period with respect to such shares, such certificate shall be registered in the name of the grantee and shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Agreement between the registered owner of the shares represented hereby and PSS World Medical, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the offices of PSS World Medical, Inc.”

Stock certificates for the shares, without the first above legend, shall be delivered to the Non-Employee Director or his or her designee upon request after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, as amended, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the shares.

6.5.    RIGHTS AS STOCKHOLDER.    A Non-Employee Director shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including voting rights and the right to receive dividends and other distributions paid with respect to such shares. If any such dividend or distribution is paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and risks of forfeiture during the Restricted Period as the shares of Restricted Stock with respect to which they were paid.

6.6.    AWARD AGREEMENTS.    All awards of Restricted Stock shall be evidenced by a written Award Agreement between the Company and the Non-Employee Director, which shall include such provisions, not inconsistent with the Plan as may be specified by the Board.

ARTICLE 7

DEFERRAL OF BASE ANNUAL RETAINER

7.1.    TIMING AND MANNER OF DEFERRAL ELECTION.    A Non-Employee Director may elect to defer 0% to 100% of his or her Base Annual Retainer (but not the Supplemental Annual Retainer), either (i) by deferral pursuant to the Directors’ Deferred Compensation Plan, or (ii) by conversion to Deferred Stock Units in accordance with this Article 7. A Non-Employee Director who wishes to defer his or her Base Annual Retainer for a Plan Year in either of the above methods must irrevocably elect to do so by delivering a valid Election Form to the Board or the plan administrator prior to the beginning of such Plan Year. A Non-Employee Director’s participation in this Section 7.1 of the Plan will be effective as of the first day of the Plan Year beginning after the Board or the plan administrator receives the Non-Employee Director’s Election Form. For example, in order to defer the Base Annual Retainer payable for the Plan Year ending December 31, 2005, the Election Form must be received on or before December 31, 2004. The deferral Election Form signed by the Non-Employee Director prior to the Plan Year will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, a Non-Employee Director may change his or her election for future Plan Years by executing and delivering a new Election Form indicating a different choice. If a Non-Employee Director fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year.

7.2.    CREDITING AND SETTLEMENT OF DEFERRED STOCK UNITS.    The number of Deferred Stock Units into which deferred Base Annual Retainer shall be converted shall be determined by dividing the dollar amount of the Base Annual Retainer elected to be deferred by the Fair Market Value per share of the Common Stock on the first business day of the Plan Year for which it is earned. Such Deferred Stock Units shall be credited to a bookkeeping account maintained by the Company on behalf of the Non-Employee Director and shall be settled in (converted to) shares of Common Stock on the earlier of (i) a date designated by the Non-Employee Director in his or her Election Form, which shall be at least two (2) years after the election date, or (ii) thirty (30) days after the Non-Employee Director’s termination of service as a director of the Company (in any capacity). No shares of Common Stock will be issued until the settlement date, at which time the Company agrees to issue shares of Common Stock to the Non-Employee Director (at the conversion rate of one share of Common Stock for each Deferred Stock Unit).

7.3.    RESTRICTIONS ON TRANSFER.    Deferred Stock Units granted pursuant to this Article 7 may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of the grantee to any other party other than the Company.

7.4.    RIGHTS AS STOCKHOLDER.    A Non-Employee Director shall not have voting or any other rights as a stockholder of the Company with respect to the Deferred Stock Units. Upon conversion of the Deferred Stock Units into shares of Common Stock, the Non-Employee Director will obtain full voting and other rights as a stockholder of the Company.

7.5.    DIVIDEND EQUIVALENTS.    If and when dividends or distributions are paid with respect to the Common Stock, Non-Employee Directors holding Deferred Stock Units under this Plan shall be credited with additional Deferred Stock Units equal to the dollar amount or fair market value of such dividends or distributions paid with respect to that number of shares of Common Stock represented by his or her Deferred Stock Units immediately prior to such dividend or distribution. The number of additional Deferred Stock Units to be so credited shall be determined by dividing (i) the dollar amount or fair market value of such dividends or distributions, by (ii) the Fair Market Value of a share of Common Stock as of the payment date of such dividend or distribution. Any such additional Deferred Stock Units so credited shall be subject to the same terms, including restrictions on transferability and deferral terms, as apply to the Deferred Stock Units with respect to which they were granted.

7.6.    AWARD CERTIFICATES.    All awards of Deferred Stock Units shall be evidenced by a written Award Agreement between the Company and the Non-Employee Director, which shall include such provisions, not inconsistent with the Plan, as may be specified by the Board.

ARTICLE 8

AMENDMENT, MODIFICATION AND TERMINATION

8.1.    AMENDMENT, MODIFICATION AND TERMINATION.    The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, either (i) materially increase the number of shares of Common Stock available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an exchange on which the Common Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided, further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason. Except as provided in Section 9.1, no termination, modification or amendment of the Plan may, without the consent of a Non-Employee Director, adversely affect a Non-Employee Director’s rights under an award granted prior thereto.

ARTICLE 9

GENERAL PROVISIONS

9.1.    ADJUSTMENTS.    In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 4 and the grants of Restricted Stock under Article 6 shall be adjusted proportionately, and the Board may adjust outstanding awards to preserve the benefits or potential benefits of the awards. Action by the Board may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the measure to be used to determine the amount of the benefit payable on an award; and (iv) any other adjustments that the Board determines to be equitable. In addition, the Board may, in its sole discretion, provide (i) that awards will be settled in cash rather than Common Stock, (ii) that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, or (iii) any combination of the foregoing. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the authorization limits under Article 4 and the grants to of Restricted Stock under Article 6 shall automatically be adjusted proportionately, and the shares then subject to each award shall automatically be adjusted proportionately.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as it may deem appropriate, in the number and kind of shares authorized by the Plan, and in the number or kind of shares that may be issued or are underlying any outstanding awards of Deferred Stock Units or Restricted Stock under the Plan in order to prevent substantial dilution or enlargement thereof.

9.2.    LEGAL RESTRICTIONS.    Each grant of Common Stock, Deferred Stock Units and Restricted Stock under the Plan shall be subject to the requirement that if the Board shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Non-Employee Director with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

9.3.    DURATION OF THE PLAN.    The Plan shall remain in effect until the tenth anniversary of the Effective Date, unless terminated earlier by the Board.

9.4.    EXPENSES OF THE PLAN.    The expenses of administering the Plan shall be borne by the Company.

9.5.    STATUS OF THE PLAN.    The provisions of Article 7 of the Plan are intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. A participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive Common Stock or other payment upon settlement of the Deferred Stock Units granted under the Plan. No right or interest in the Deferred Stock Units shall be subject to the claims of creditors of the Non-Employee Director or to liability for the debts, contracts or engagements of the Non-Employee Director, or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Plan shall prevent transfers by will or by the applicable laws of descent and distribution. To the extent that any participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

9.6.    EFFECTIVE DATE.    The Plan was originally adopted by the Board on June 8, 2004, subject to approval of the stockholders at the 2004 annual meeting of stockholders. The Plan will become effective on the 2004 Annual Meeting Date, if approved by the stockholders on that date (the “Effective Date”).

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned, having duly received the Notice of the Annual Meeting of Shareholders and the Proxy Statement, dated July 15, 2004, hereby appoints David A. Smith and Clark A. Johnson as proxies (together “Proxies”), each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all shares of Common Stock of PSS World Medical, Inc. (the “Company”) held of record by the undersigned on June 14, 2004, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, August 19, 2004 at the Marriott Hotel Jacksonville located at 4670 Salisbury Road, Jacksonville, Florida 32256 and at any adjournments or postponements thereof.

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Melvin L. Hecktman, Delores P. Kesler and David A. Smith

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

2.	APPROVAL OF THE 2004 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR LISTED ABOVE AND “FOR” APPROVAL OF THE 2004 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN.

Please sign exactly as name appears on this Proxy. Where shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, an authorized person should sign in the full corporate name. If signing as a partnership, an authorized person should sign in the full partnership name.

Dated:                     , 2004

Signature

Signature

Title(s)

If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person